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                                                                                     EXHIBIT 12


                    MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                    MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                             (dollars in thousands)



                               FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                     September 30, 2005                      September 24, 2004
                               ---------------------------------  ---------------------------------
                               MERRILL LYNCH      MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED        PREFERRED          PREFERRED       PREFERRED
                               CAPITAL TRUST IV   FUNDING IV,L.P.  CAPITAL TRUST IV  FUNDING IV,L.P.
                               ----------------- ---------------  ----------------- ---------------


Earnings                       $  7,341           $  8,588        $    7,341         $   8,566
                               ========           ========        ==========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                     7,120              7,341             7,120             7,341
                               --------           --------        ----------           ----------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $  7,120           $  7,341             7,120           $ 7,341
                               ========           ========        ==========           ==========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17


                               FOR THE NINE MONTHS ENDED              FOR THE NINE MONTHS ENDED
                                     September 30, 2005                      September 24, 2004
                           ---------------------------------      ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH      MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                           CAPITAL TRUST IV  FUNDING IV,L.P.      CAPITAL TRUST IV  FUNDING IV,L.P.
                           ----------------- ---------------  ----------------- ---------------
Earnings                       $ 22,021           $ 25,747        $   22,021         $  25,693
                               ========           ========          ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    21,360             22,021          21,360             22,021
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 21,360           $ 22,021          21,360           $ 22,021
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17




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